Sent via Electronic Delivery to: kmccarthy@unitekgs.com; kpetty@donohoeadvisory.com
October 15, 2013
Kathleen McCarthy, Esq.
General Counsel
Unitek Global Services, Inc.
1777 Sentry Parkway West
Blue Bell, PA 19422
Re:    Unitek Global Services, Inc. (the Company)
Nasdaq Symbol: UNTK
Dear Ms. McCarthy:
On May 20, and August 19, 2013, Staff notified the Company that it no longer met the periodic filing requirement for The Nasdaq Stock Market under Listing Rule 5250(c)(1), as it had not yet filed its Forms 10-Q for the periods ended March 30, and June 29, 2013, respectively. Given that the Company filed these reports on the October 15, 2013, Staff has determined that the Company complies with the Rule. Accordingly, this matter is now closed.
If you have any questions, please contact Rachel Scherr, Listing Analyst, at +1 301 978 8072.
Sincerely,
/s/ Randy Genau
Randy Genau
Director
Nasdaq Listing Qualifications